                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) ___

                                ________________

                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A National Banking Association                               36-0899825
                                                          (I.R.S. employer
                                                       identification number)

1 Bank One Plaza
Chicago, Illinois                                              60670
(Address of principal executive offices)                     (Zip Code)


                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0120
                          Chicago, Illinois 60670-0120
              Attn: Steven M. Wagner, Law Department (312) 732-3163
            (Name, address and telephone number of agent for service)

                                ________________

                           THE DETROIT EDISON COMPANY
               (Exact name of obligor as specified in its charter)

            Michigan                                         38-0478650
(State or other jurisdiction of                         (I.R.S.   employer
 incorporation or organization)                        identification number)

   2000 2nd Avenue
  Detroit, Michigan                                          48226-1279
(Address of Principal                                        (Zip Code)
 executive offices)
                      GENERAL AND REFUNDING MORTGAGE BONDS
                         (Title of Indenture Securities)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the restated organization certificate of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable

         9.       Not Applicable

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of September, 2002.

                                        BANK ONE, NATIONAL ASSOCIATION


                                        By: /s/ Steven M. Wagner
                                            Steven M. Wagner
                                            First Vice President

* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                                                       EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                               September 12, 2002

Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The Detroit Edison Company and Bank One, National Association, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                Very truly yours,

                                BANK ONE, NATIONAL ASSOCIATION

                                      By: /s/ Steven M. Wagner
                                          --------------------
                                          Steven M. Wagner
                                          First Vice President

                                                                       EXHIBIT 7


Legal Title of Bank:         Bank One, N.A.          Call Date: 6/30/02
Address:                     1 Bank One Plaza                                   Cert #:  03618   Page RC-1
City, State  Zip:            Chicago, IL 60670

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      DOLLAR AMOUNTS IN THOUSANDS      C300
                                                                                                                     -------
ASSETS
1.     Cash and balances due from depository institutions (from Schedule               RCON
       RC-A):                                                                          ----
       a. Noninterest-bearing balances and currency and coin(1).................       0081      12,783,000            1.a
       b. Interest-bearing balances(2)..........................................       0071       3,002,000            1.b
2.     Securities
       a. Held-to-maturity securities(from Schedule RC-B, column A).............       1754               0            2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)..........       1773      42,712,000            2.b
3.     Federal funds sold and securities purchased under agreements to resell
       a. Federal funds sold in domestic offices................................       B987       7,139,000
       b. Securities Purchased under agreements to resell.......................       B989       1,015,000            3.
4.     Loans and lease financing receivables: (from Schedule RC-C):                    RCON
                                                                                       ----
       a. Loans and leases held for sale........................................       5369       1,587,000            4.a
       b. Loans and leases, net of unearned income..............................       B528     101,957,000            4.b
       c. LESS: Allowance for loan and lease losses.............................       3123       2,551,000            4.c
       d. Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)..................................................       B529      99,406,000            4.d
5.     Trading assets (from Schedule RC-D)......................................       3545       3,353,000            5.
6.     Premises and fixed assets (including capitalized leases).................       2145       1,006,000            6.
7.     Other real estate owned (from Schedule RC-M).............                       2150          33,000            7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...........................................       2130         175,000            8.
9.     Customers' liability to this bank on acceptances outstanding.............       2155         244,000            9.
10.    Intangible assets
       a.  Goodwill.............................................................       3163         473,000            10.a
       b.  Other intangible assets (from Schedule RC-M).........................       0426           2,000            10.b
11.    Other assets (from Schedule RC-F)........................................       2160      10,989,000            11.
12.    Total assets (sum of items 1 through 11).................................       2170     183,869,000            12.



(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:         Bank One, N.A.          Call Date:  3/31/02
Address:                     1 Bank One Plaza                                   Cert #"  03618          Page RC-2
City, State  Zip:            Chicago, IL 60670



SCHEDULE RC-CONTINUED



                                                                                      DOLLAR AMOUNTS IN
                                                                                          THOUSANDS
                                                                                          ---------
LIABILITIES
13.    Deposits:                                                              RCON
       a. In domestic offices (sum of totals of columns A and C               ----
          from Schedule RC-E)..............................................   2200       90,275,000             13.a
          (1) Noninterest-bearing(1).......................................   6631       33,176,000             13.a1
          (2) Interest-bearing.............................................   6636       57,099,000             13.a2
       b. Not applicable
14.    Federal funds purchased and securities sold under agreements           RCFN
       to repurchase                                                          ----
       a. Federal funds purchased in domestic offices (2)..................   B993        5,324,000             14.a
       b. Securities sold under agreements to repurchase (3)...............   RCFD
                                                                              ----
                                                                              B995       13,027,000             14.b
5.     Trading Liabilities(from Schedule RC-D).............................   3548        3,119,000             15.
16.    Other borrowed money (includes mortgage indebtedness and
       obligations under capitalized leases) (from Schedule RC-M)..........   3190       19,954,000             16.
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding............   2920          244,000             18.
19.    Subordinated notes and debentures (2)...............................   3200        3,979,000             19.
20.    Other liabilities (from Schedule RC-G)..............................   2930       10,109,000             20.
21.    Total liabilities (sum of items 13 through 20)......................   2948      170,457,000             21.
22.    Minority interest in consolidated subsidiaries......................   3000           60,000             22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus.......................   3838                0             23.
24.    Common stock........................................................   3230          201,000             24.
25.    Surplus (exclude all surplus related to preferred stock)............   3839        7,479,000             25.
26.    a. Retained earnings................................................   3632        5,545,000             26.a
       b. Accumulated other comprehensive income (3).......................   B530          127,000             26.b
27.    Other equity capital components (4).................................   A130                0             27.
28.    Total equity capital (sum of items 23 through 27)...................   3210       13,352,000             28.
29.    Total liabilities, minority interest, and equity
       capital (sum of items 21, 22, and 28)...............................   3300      183,869,000             29.

Memorandum
To be reported only with the March Report of Condition


1.  Indicate in the box at the right the number of the statement below that best           RCON    Number   Number
    describes the most comprehensive level of auditing work performed for the              ----    ------    M.I.
    bank by independent external auditors as of any date during 2001...........            6724     N/A



1 = Independent audit of the bank conducted in accordance           5 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company          6 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which          7 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                               8 =  Other audit procedures (excluding tax preparation work)
3 = Attestation on bank management's asseertion on the              9 =  No external audit work
     effectiveness of internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.